Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Jean-Yves Dexmier, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that the quarterly report of LookSmart, Ltd. on Form 10-Q for the fiscal quarter ended March 31, 2012 fully complies with the requirements of §13(a) or §15(d) of the Securities Exchange Act of 1934 and that information contained in such quarterly report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of LookSmart, Ltd.

Date: May 4, 2012

By:	/s/ Jean-Yves Dexmier
Name:	Jean-Yves Dexmier
Title:	Chief Executive Officer (Principal Executive Officer)

I, William O’Kelly, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that the quarterly report of LookSmart, Ltd. on Form 10-Q for the fiscal quarter ended March 31, 2012 fully complies with the requirements of §13(a) or §15(d) of the Securities Exchange Act of 1934 and that information contained in such quarterly report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of LookSmart, Ltd.

Date: May 4, 2012

By:	/s/ William O’Kelly
Name:	William O’Kelly
Title:	Senior Vice President Operations and Chief Financial Officer (Principal Financial and Accounting Officer)

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of LookSmart, Ltd. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.